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                                                                   Exhibit 10.20


                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is executed and delivered effective as of June 9, 2004, by and between Lindows Inc., a Delaware corporation (the "Company"), and Michael L. Robertson, an individual resident of the State of California ("Employee").

                                    RECITALS

      WHEREAS, the Company and Employee previously executed and delivered an Employment Agreement, dated as of April 1, 2004 (the "Original Agreement); and

      WHEREAS, the Company and Employee intended the salary, bonus and severance portions of the Original Agreement to be effective only upon the closing of the Company's initial public offering under the Securities Act of 1933, as amended (the "IPO Closing"); and

      WHEREAS, the Company and Employee now wish to amend the Original Agreement, to clarify their original intent, as described below;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and Employee's continued employment pursuant to the terms of the Original Agreement, as amended by this Amendment, the Company and Employee, intending to be legally bound, hereby agree as follows:

     1. Sections 2(a), 2(b) and 3(c) of the Original Agreement shall not be of any legal force or effect whatsoever unless and until the IPO Closing, at which time such sections shall become effective unless Employee has ceased to be employed by the Company prior to the date of the IPO Closing or the Original Agreement has otherwise been terminated prior to the date of the IPO Closing.

     2. If Employee is still employed by the Company upon the IPO Closing, then within five (5) days after the IPO Closing the Company shall pay to Employee an amount equal to: (a) the Base Salary (as defined in Section 2(a) of the Original Agreement) pro rated for the period of time between execution and delivery of the Original Agreement and the IPO Closing; minus (b) the amount of any other salary that the Company paid to Employee for the period of time between the execution and delivery of the Original Agreement and the IPO Closing.

     3. Except as provided above in this Amendment, all terms, covenants and conditions in the Original Agreement shall remain in full force and effect and shall not be affected by this Amendment.

     4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together shall deemed to be one instrument.


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      IN WITNESS WHEREOF, the parties hereby execute this First Amendment to
Employment Agreement as of the date first above written.

LINDOWS, INC.                                      EMPLOYEE

By:    Kevin B. Carmony                            Michael L. Robertson
   --------------------------------                -----------------------
Name:  Kevin B. Carmony                            Michael L. Robertson
Title: President and Chief Operating Officer


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           [SIGNATURE PAGE TO FIRST AMENDMENT TO EMPLOYMENT AGREEMENT]